Companies Law, 5759-1999

Company's Article of Association

1.	Company Name

Suggested Company Name: Infinity Augmented Reality Israel Ltd. [Hebrew]

Company Name in other language than Hebrew: Infinity Augmented Reality Israel Ltd.

2.	Company Goals

2.1.	To engage in any lawful activity or business.

3.	Details regarding registered share capital of the firm

Share Capital; 10,000 NIS

Composed of: _________ no par value shares or –

Composed of: 10,000 shares of 1 NIS each and –

According to the types: regular shares

4.	Details regarding company's limited liability

[The] Liability of shareholders is limited to the extent par value shares that have been issued to them.

5.	Additional Provisions

5.1.	The company is not obliged to implement an annual shareholders meeting, unless it is necessary to appoint an accountant-auditor, and unless one of the shareholders or the directors demanded its implementation.

5.2.	Accountant-auditor would be appointed in every annual shareholders meeting and exercise its duties to the extent of the end of the following annual shareholders meeting; nevertheless, an annual shareholders meeting may appoint accountant-auditor for a longer term, as long as it would not be lengthened more than the end of the third annual shareholders meeting from which he had been appointed.

5.3.	Invitation to the general meeting of the company shareholders will be delivered to anyone who is entitled to attend it, no later than two days prior to the date of its conference provided the invitation will not be delivered more than forty-five days before the date of its conference.

5.4.	A general meeting of the company shareholders resolution may be accepted without invitation and without conference, provided that the decision is accepted unanimously by all shareholders entitled to vote at the general meeting.

5.5.	The Company may hold a general meeting of the company shareholders by using any means of communication, so that all of the participating shareholders can hear each other simultaneously.

5.6.	Notice of a Board of Directors meeting shall be given to all of its members in a reasonable time before the time appointed for the meeting, which is not less than two days before the time appointed for the meeting. Notwithstanding the foregoing, the Board may, with the consent of all the directors, convene a meeting without notice, provided that all of the directors agreed so.

6.	Exemption, Insurance and Indemnification

6.1.	Exemption from liability

The Company may exempt, in advance, by a special resolution of the Board of Directors, an officer's liability, in whole or in part, for damages due to breach of duty of care and any additional case allowed by the law. Notwithstanding the foregoing, the Company shall not waive in advance a director from his responsibilities due to breach of duty of care in distribution.

6.2.	Liability Insurance

Subject to the provisions of any Law, The Company may procure, by a special resolution of the Board of Directors, for the benefit of any of its Office Holders, office holders' liability insurance under the customary conditions and risks.

6.3.	Indemnification

6.3.1.	The Company may indemnify an officer for any liability or expense as specified by law, imposed on him or issued by him due to any act done by him virtue of being an officer.

6.3.2.	The Company may indemnify an officer as stated in retrospect, and it may also give an advance undertaking to indemnify an officer in it, all in accordance with statutory provisions and conditions.

6.3.3.	Decision on indemnification will be accepted as a special resolution on Board of Directors.

6.4.	For the avoidance of doubt, it is clarified that there is no intention in the above provisions of this section to restrict or limit the company in any way from exempting liability and / or entering into a liability insurance contract and / or indemnification, about those who are not officers of the company, including employees, contractors or consultants, all subjected to the provisions of any law.

7.	Transfer of shares, offering shares and bonds to the public, the number of shareholders

7.1.	Any transfer of shares requires the approval of the Board of Directors.

7.2.	The company may not offer shares and/or bonds to the public.

7.3.	The number of shareholders may not exceed 50 (fifty), despite company employees or people who where employees and by being the company employees, even after termination of employment, are continue to be company shareholders;

8.	The first shareholders

Shareholder name: GAEA Holdings and Trusts Ltd.

Company ID: 51-410778-8

Address: Yigal Alon 65, Tel Aviv 67443

The number of shares allotted to him: 1,000 Ordinary shares.

Signature: ____________________

9.	Verification of the shareholders signature or those how are authorized to sign on their behalf

I, Asaf lavi Adv., hereby certify that Ofir Vaisben Adv., appeared before me and signed this Articles of Association on behalf of GAEA Holdings and Trusts Ltd.

Asaf lavi	26.06.2013
Lawyer	Date	Sign and signature